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                                                                     Exhibit 5.1

                               LEHMAN & EILEN LLP
                         50 Charles Lindbergh, Suite 505
                            Uniondale, New York 11553

                                                 October 18, 2002

The Board of Directors
Aceto Corporation
One Hollow Lane
Lake Success, NY  11042

Gentlemen:

     We have acted as counsel for Aceto Corporation, a New York corporation ("Aceto""), in connection with preparation of the Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), for registration of 600,000 shares (the "Shares") of Aceto's common stock, par value $.01, previously issued to certain selling shareholders.

     As counsel to Aceto, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the proceedings taken by Aceto in connection with the issuance of the Shares, the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of Aceto and have made such inquiries of such officers and representatives, as we have deemed relevant or necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon representations of Aceto in the Registration Statement, certificates or comparable documents of officers of Aceto and of public officials.

     Based on the foregoing, and subject to the qualifications stated herein, as of the date hereof, we advise you that in our opinion, the Shares were duly authorized and validly issued by Aceto, and are fully paid and non-assessable.

     We are members of the Bar of the State of New York and the opinions expressed herein are limited to questions arising under the laws of the State of New York and the Federal laws of the United States of America, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Lehman & Eilen LLP

                                                     LEHMAN & EILEN LLP


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